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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No. 4 to Registration Statement No. 333-138662 on Form S-3 of our reports dated February 27, 2009 (June 4, 2009 as to the effects of the retrospective adoption of Statement of Financial Accounting Standards ("SFAS") No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51, as disclosed in Notes 1, 9, 21, 22 and 25), relating to the financial statements and financial statement schedule of Bunge Limited and its subsidiaries (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph regarding Bunge Limited's retrospective adoption of SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51, effective January 1, 2009, and relating to the adoptions of Statement of Financial Accounting Standards No. 157, Fair Value Measurements, on January 1, 2008, Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, on January 1, 2007 and Statement of Financial Accounting Standards No. 158, Employer's Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R), on December 31, 2006) and the effectiveness of Bunge Limited's internal control over financial reporting for the year ended December 31, 2008 included in Bunge Limited's Current Report on Form 8-K dated June 4, 2009, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP New York, New York August 10, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM